Exhibit 99.1

LKQ Corporation Appoints Xavier Urbain to Board of Directors
Urbain Brings Significant Global Expertise in Supply Chain, Logistics and Operational Leadership
Chicago, December 11, 2019 -- LKQ Corporation (Nasdaq:LKQ) (“LKQ” or the “Company”) today announced that it has appointed Xavier Urbain to its Board of Directors effective December 9, 2019.
Mr. Urbain previously served as the Group Chief Executive Officer of Switzerland-based CEVA Logistics, a leading supply chain company that provides end-to-end design, implementation and operational solutions in freight and transportation management, contract logistics and distribution, until May 2019. CEVA Logistics runs a global network with facilities in over 160 countries and employs 58,000 people worldwide.
“Xavier is a highly respected and seasoned executive and we are pleased to welcome him to the LKQ Board,” said Joseph M. Holsten, Chairman of LKQ Corporation. “He brings significant global supply chain and logistics experience and will provide expert advice for our European businesses and all of our operating segments. We conducted an extensive global search as part of our Board refreshment process to identify a director who would further strengthen our Board’s breadth of talent and background globally, and we are delighted to have identified such an outstanding individual.”
Holsten continued, “Our board refreshment process has resulted in the addition of five new directors over the last 16 months who together bring important skills related to distribution and logistics, supply chain, automotive technology, international markets, corporate governance, operations and finance. Their collective expertise leading global companies, driving strategic vision, and executing with operational rigor will be important to LKQ as we execute on our objectives.”
Dominick Zarcone, President and Chief Executive Officer of LKQ, noted, “We believe Xavier’s strong experience building a global business across both developed and emerging markets, will be extremely valuable to LKQ’s mission of being the leading global value-added distributor of vehicle parts and accessories. Xavier is a results-oriented leader with a proven track record of success in the global logistics industry and, alongside the recent addition of Patrick Berard to our Board, will be a tremendous resource as we continue to implement our “1 LKQ Europe” strategy.”
On October 3, 2019, the Company appointed Mr. Berard to the Board and announced that A. Clinton Allen and William M. Webster, IV will retire from the Board when their terms expire in connection with the Company’s 2020 Annual Meeting. Following Mr. Urbain’s appointment and these changes, the Board will include eleven directors.
About Xavier Urbain
Xavier Urbain was the Group Chief Executive Officer of Switzerland-based CEVA Logistics from January 2014 to May 2019, a leading supply chain company that provides end-to-end design, implementation and operational solutions in freight and transportation management, contract logistics and distribution. CEVA Logistics runs a global network with facilities in over 160 countries and employs 58,000 people worldwide.
Prior to CEVA Logistics, Mr. Urbain held leadership positions in the global Third Party Logistics industry, as a member of the Executive Board of Switzerland-based Kuehne & Nagel responsible for the Road and Rail network, member of the Executive Board and the Board of Directors of UK-based Hays PLC as CEO of Hays Logistics, and as Chief Executive Officer of ACR.
Mr. Urbain also served as Chairman of the Board of Socotec and is the current Chairman of the Board of Netherlands-based Caldic.

About LKQ
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
Contact:

Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com